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                                                                               .
                                                                               .
                                                                               .

                                                             Specifications Page

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
TYPE OF CONTRACT:     [Qualified]   CONTRACT DATE:                [05/01/2011]
CONTRACT NUMBER:      [000000005]   ISSUE STATE:                          [YS]
OWNER:              [John X. Doe]   OWNER'S AGE & SEX:             [55] [Male]
ANNUITANT:          [John X. Doe]   ANNUITANT'S AGE & SEX:         [55] [Male]
[CO-OWNER:]                   [ ]   [CO-OWNER'S AGE & SEX:]            [ ] [ ]
[CO-ANNUITANT:]               [ ]   [CO-ANNUITANT'S AGE & SEX:]        [ ] [ ]
PLAN                  [VENTURE 4]

[THE PURPOSE OF THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVIDED UNDER THIS
ANNUITY CONTRACT IS TO PROVIDE SECURITY THROUGH A STREAM OF INCOME PAYMENTS TO
THE OWNER. THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WILL TERMINATE UPON
ASSIGNMENT OR A CHANGE OF OWNERSHIP OF THE CONTRACT UNLESS THE NEW ASSIGNEE OR
OWNER MEETS THE QUALIFICATIONS SPECIFIED IN THE TERMINATION PROVISION OF THE
GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER.]

THE PURPOSE OF THE GUARANTEED MINIMUM DEATH BENEFIT PROVIDED UNDER THIS ANNUITY
CONTRACT OR ANY DEATH BENEFIT RIDER ATTACHED TO THIS CONTRACT IS TO PROVIDE
SECURITY THROUGH A DEATH BENEFIT PAYMENT TO THE BENEFICIARY. THE GUARANTEED
MINIMUM DEATH BENEFIT WILL TERMINATE UPON ASSIGNMENT OR A CHANGE OF OWNERSHIP OF
THE CONTRACT UNLESS THE NEW ASSIGNEE OR OWNER MEETS THE QUALIFICATIONS SPECIFIED
IN THE TERMINATION PROVISION OF THE GUARANTEED MINIMUM DEATH BENEFIT RIDER OR
THE CHANGE OF OWNER, ANNUITANT, BENEFICIARY PROVISION OF THIS CONTRACT.

FEES AND CHARGES

CONTRACT ASSET FEE                   [1.70%]

ANNUAL CONTRACT FEE                  [Owner Elects    [Electronic-Delivery
                                     Electronic       of Financial
                                     Delivery of      Transaction
                                     Financial        Confirmations is
                                     Transaction      Not Elected
                                     Confirmations]   by Owner]
                                     [$0]             [$50]

PAYMENT LIMITS

PAYMENT LIMITS                       -  Minimum Additional Payment Amount: [$30]

                                     -  Maximum Amount: [$1,000,000]


ICC11-SP.VEN-L.11                    S.1                                [SAMPLE]

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
LIMITS--TRANSFERS AND AMOUNT OF PARTIAL WITHDRAWALS

TRANSFER CHARGES AND LIMITATIONS--   -  Minimum Transfer Amount: $300

BEFORE ANNUITY COMMENCEMENT DATE     -  Minimum Investment Account Value: $100

                                     -  Minimum Number of Transfers Per Contract
                                        Year: one per month and no more than six within the Contract Year

                                     - Transfer Charge: the lesser of $25 or 2% of the amount of each transfer in excess of 12 per Contract Year

TRANSFER LIMITATIONS - ON OR AFTER   -  Minimum Number of Transfers Per Contract
ANNUITY COMMENCEMENT DATE               Year: 4

LIMITATIONS ON AMOUNT OF             -  Minimum Amount of Partial Withdrawal:
PARTIAL WITHDRAWALS                     [$300]

                                     -  Minimum Investment Account Balance:
                                        [$100]

                                     -  Minimum Remaining Contract Value:
                                        [$1,000]

WITHDRAWALS CHARGES

TABLE OF WITHDRAWAL CHARGES            Number of Complete Years     Withdrawal Charge
                                     Payment has been in Contract      Percentage
                                     ----------------------------   -----------------
                                                 [0]                      [8%]
                                                 [1]                      [7%]
                                                 [2]                      [6%]
                                                 [3]                      [5%]
                                                 [4+]                     [0%]

                                     [Withdrawal Charges will be waived for any contract issued to an employee of the Company, a registered representative or an employee of a broker/dealer that has a selling agreement with the Company or such person's spouse, parents, stepparents, in-laws, siblings, children and stepchildren.]

INITIAL ALLOCATION OF NET PAYMENT  (See Following Page for All Available Investment Options)

INITIAL PAYMENT                      [$100,000.00]

[DCA ACCOUNT OPTIONS:]                         [INITIAL INTEREST RATE]    [INITIAL GUARANTEE PERIOD EXPIRES]
[6 Month DCA Account]                [25.00%]         [1.00%]                          [11/01/2011]

VARIABLE INVESTMENT OPTIONS:
[Lifestyle Balanced PS]              [75.00%]

TOTAL                                100.00%


ICC11-SP.VEN-L.11                    S.2                                [SAMPLE]

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
AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT
H]

VARIABLE INVESTMENT OPTIONS:

   [Lifestyle Balanced]
   [Lifestyle Balanced PS]
   [Lifestyle Conservative]
   [Lifestyle Conservative PS]
   [Lifestyle Growth]
   [Lifestyle Growth PS]
   [Lifestyle Moderate]
   [Lifestyle Moderate PS]
   [Ultra Short Term Bond]
   [Money Market]

[DOLLAR COST AVERAGING (DCA) ACCOUNT INVESTMENT OPTIONS:]
   [6 Month DCA Account]
   [12 Month DCA Account]

OPTIONAL RIDERS

[ENHANCED DEATH BENEFIT RIDER: MARKETING NAME]

-  [Rider Date:]                        [05/01/2011]
-  [Rider Fee Percentage:]              [0.30%]
-  [Total asset Fee Percentage          [2.00%]
   (Contract Asset Fee + Rider Fee):]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER: MARKETING NAME]

-  [Rider Date:]                        [05/01/2011]
-  [Maximum Rider Fee Percentage:]      [1.50%]


ICC11-SP.VEN-L.11                    S.3                                [SAMPLE]

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
ANNUITY BENEFITS

MATURITY DATE:                       [10/25/2051]

ANNUITY OPTION:                      Life 10-Year Certain

ANNUITY PAYMENTS -- GENERAL          The rates for Annuity Payments are
                                     determined based on:

INFORMATION                          -  Mortality Table: Annuity 2000 Table
                                        projected at Scale G, 100% female blend

                                     -  Fixed Annuity Payment Interest Rate:
                                        1.00% interest per year

                                     -  Variable Annuity Payment Assumed
                                        Interest Rate: 1.00%

                                     The amount of each Annuity Payment will
                                     depend upon the age of the Annuitant, the Co-Annuitant, if any, or other payee.

                                     For variable annuity payments, the smallest annual rate of investment return which is required to be earned on the assets of the Separate Account so that the dollar amount of such payments will not decrease is [2.73%].

BENEFICIARY INFORMATION

[Jane Doe]

[DISCLOSURES]

[PURSUANT TO SECTION 3 OF THE FEDERAL DEFENSE OF MARRIAGE ACT ("DOMA"), SAME
SEX-MARRIAGES, DOMESTIC PARTNERSHIPS AND CIVIL UNIONS CURRENTLY ARE NOT
RECOGNIZED FOR PURPOSES OF FEDERAL LAW. THEREFORE, THE FAVORABLE INCOME-DEFERRAL
OPTIONS AFFORDED BY FEDERAL TAX LAW TO AN OPPOSITE-SEX SPOUSE UNDER INTERNAL
REVENUE CODE SECTIONS 72(S) AND 401(A)(9) ARE CURRENTLY NOT AVAILABLE TO A
SAME-SEX SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER. SAME-SEX SPOUSES,
DOMESTIC PARTNERS OR CIVIL UNION PARTNERS WHO OWN OR ARE CONSIDERING THE
PURCHASE OF ANNUITY PRODUCTS THAT PROVIDE BENEFITS BASED UPON STATUS AS A SPOUSE
SHOULD CONSULT A TAX ADVISOR. TO THE EXTENT THAT AN ANNUITY CONTRACT ACCORDS TO
SPOUSES OTHER RIGHTS OR BENEFITS THAT ARE NOT AFFECTED BY DOMA, SAME-SEX
SPOUSES, DOMESTIC PARTNERS AND CIVIL UNION PARTNERS RECOGNIZED BY THE ISSUE
STATE REMAIN ENTITLED TO SUCH RIGHTS OR BENEFITS TO THE SAME EXTENT AS ANY
ANNUITY HOLDER'S SPOUSE.]

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR
TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX
STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT
SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE ISSUE STATE. PLEASE SEEK THE
ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


ICC11-SP.VEN-L.11                    S.4                                [SAMPLE]